UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SILICON VALLEY BANCSHARES
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Silicon Valley Bancshares

April 12, 2005

Fidelity Investments

Investment Proxy Research

82 Devonshire Street - F7C

Boston, MA 02109

Attn: Mr. Ed Corrao

Re:  Silicon Valley Bancshares Amended and Restated 1997 Equity Incentive Plan (the “Plan”)

Dear Mr. Corrao:

In connection with our discussions with you regarding the Plan, we hereby confirm to you that the total number of shares of our Common Stock subject to our stock options, restricted stock awards, restricted stock unit awards, stock bonus awards and any other equity awards granted under the Plan in 2005 will not exceed three percent (3%) of the total number of shares of Common Stock outstanding as of January 1, 2005.

Very truly yours,

SILICON VALLEY BANCSHARES

/s/ DEREK WITTE

Derek Witte

General Counsel